UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Delta Apparel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUPPLEMENT TO PROXY STATEMENT
Annual Meeting of Shareholders
November 11, 2010
     We are issuing this proxy statement supplement to provide additional information regarding our proposal to approve the Delta Apparel, Inc. 2010 Stock Plan (the “Stock Plan”), which is Item 3 on the Proxy Card. This Supplement is dated November 4, 2010. This Supplement should be read in conjunction with the Company’s Proxy Statement dated September 29, 2010.
     To clarify the Company’s commitment not to re-price stock options or stock appreciation rights granted under the Stock Plan and not to cancel stock options or stock appreciation rights granted under the Stock Plan in exchange for other awards or cash compensation without shareholder approval, the Company has amended the Stock Plan to add a new Section 7(e) as follows:
          “(e) Additional Limits. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s)), the Company will not, without obtaining stockholder approval: (a) amend the terms of outstanding Stock Options or SARs to reduce the exercise price of such outstanding Stock Options or SARs; (b) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs; or (c) cancel outstanding Stock Options or SARs with an exercise price below the current stock price in exchange for cash or other securities.”
          In all other respects, the terms of the Stock Plan, Item 3 in our proxy statement, and each of the other items set forth in our proxy statement remain unchanged.
          Important Information Regarding Voting
          If you have already completed and submitted your proxy for the Annual Meeting and would like to change or revoke your vote, you may do so by:
•	sending written notice of revocation to our Secretary, Martha M. Watson;

•	executing and delivering to our Secretary a proxy bearing a later date; or

•	attending our Annual Meeting and giving notice of revocation to our Secretary or giving notice of revocation in open meeting prior to the proxy being voted.
If you are a beneficial holder, please follow the voting instructions provided by your broker to change or revoke your vote.
You may obtain a new proxy card by contacting our Secretary, Martha M. Watson, by mail at 322 S. Main Street, Greenville, South Carolina 29601, by email at martha.watson@deltaapparel.com, or by fax to (864) 232-5199.

2